UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 30, 2009

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD.

Summer Infant, Inc. (the “Company”) has been notified that a purported class action complaint had been filed in the Circuit Court for Cook County Illinois against the Company. The complaint alleges that the Company failed to properly warn consumers that signals from video monitors could be viewed outside the consumer’s home.

The Company believes the claims made in the complaint are without merit and it intends to vigorously defend against the complaint.

Certain statements in this Current Report may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act of 1995. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. The Company’s business and these forward-looking statements are subject to various risks and uncertainties, including those risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on our forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law

The information in this Item 7.01 of Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 as amended, or otherwise subject to the liability of that section.  Furthermore, this information shall not be deemed incorporated by reference into the Company’s filings under the Securities Act of 1933 as amended, or under the Securities Exchange Act of 1934 as amended except as set forth with respect thereto in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: November 6, 2009	By:	/s/ Jason Macari
Jason Macari
Chief Executive Officer